Exhibit 10.2

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

SETTLEMENT AGREEMENT

Microtune, Inc., a Delaware corporation

and Microtune (Texas), L.P., a Texas limited partnership

Broadcom Corporation, a California corporation

Broadcom International Limited, a Cayman Islands Corporation

June 13, 2004

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TABLE OF CONTENTS

(continued)

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SETTLEMENT AGREEMENT

This Settlement Agreement (“Settlement Agreement”) is made and entered into as of June 13, 2004 (the “Execution Date”), by and between, on the one hand, Microtune, Inc., a Delaware corporation, having offices at 2201 10th Street, Plano TX 75074 (“Microtune”) together with its wholly owned subsidiary Microtune (Texas), L.P., a Texas limited partnership, having offices at 2201 10th Street, Plano TX 75074 (“Microtune-LP”) and, on the other hand, Broadcom Corporation, a California corporation, having offices at 16215 Alton Parkway, Irvine CA 92618 (“Broadcom”) together with its wholly owned subsidiary Broadcom International Limited, a Cayman Islands Corporation, with a place of business at Zephyr House, Mary Street, P.O. Box 709 GT, Georgetown, Grand Cayman, Cayman Islands, British West Indies (“Broadcom International”) (Microtune (together with Microtune-LP) and Broadcom (together with Broadcom International) are individually referred to herein as a “party,” and collectively as the “parties”).

WITNESSETH

WHEREAS, Microtune and/or Microtune-LP, on the one hand, and Broadcom, on the other hand, have filed suit against each other seeking damages, injunctive relief, and other relief related to alleged infringement by Broadcom of Microtune or Microtune-LP patents and by Microtune of Broadcom patents, and for other alleged acts;

WHEREAS, Microtune, Microtune-LP and Broadcom desire to avoid the time and expense of litigation of the disputed claims set forth herein, and in compromise of the disputed claims set forth herein, Microtune, Microtune-LP and Broadcom now desire to fully and finally resolve and settle the claims brought against one another by final settlement and compromise, all as more particularly described in and subject to the terms and conditions in this Settlement Agreement;

WHEREAS, Microtune and Microtune-LP deny that they (i) do now or have ever infringed any Broadcom patent or (ii) committed any act that would entitle Broadcom, under the law of any jurisdiction anywhere in the world, to any of the relief Broadcom is seeking in Broadcom’s Actions (as defined below) against Microtune or Microtune-LP;

WHEREAS, Broadcom denies that it (i) does now or has ever infringed any Microtune or Microtune-LP patent or (ii) committed any act that would entitle Microtune or Microtune-LP, under the law of any jurisdiction anywhere in the world, to any of the relief Microtune or Microtune-LP is seeking in Microtune’s or Microtune-LP’s Actions (as defined below) against Broadcom;

WHEREAS, Microtune, Microtune-LP, and Broadcom desire, subject to the terms and conditions in this Settlement Agreement, to resolve these legal disputes between them through the exchange of mutual releases, licenses and other valuable and adequate consideration as described in this Settlement Agreement and that certain Patent License Agreement attached

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hereto as Exhibit B (“Patent License Agreement”) and Business Agreement attached hereto as Exhibit C (“Business Agreement”) between the parties, executed concurrently herewith; and

WHEREAS, Microtune, Microtune-LP and Broadcom desire that this Settlement Agreement is a full, final and fair resolution of the claims, defenses, counterclaims, allegations and complaints each has made in the Actions, and represents an equitable balancing of their respective interests, all as more particularly described in and subject to the terms and conditions set forth in this Settlement Agreement;

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter contained, the parties agree as follows:

ARTICLE I – DEFINITIONS

As used in this Settlement Agreement, the following terms shall have the following meanings:

1.1 “Actions” means the following legal actions, including all allegations, claims, counterclaims, defenses and declaratory relief actions made in the following actions, whether set for separate trial or otherwise:

(a) Microtune (Texas), L.P. v. Broadcom Corporation, United States District Court for the Eastern District of Texas, Civil Action No. 4:01CV23;

(b) Broadcom Corporation v. Microtune (Texas), L.P., United States Court of Appeals for the Federal Circuit, Case Nos. 03-1620, 1621;

(c) Broadcom Corporation v. Microtune, Inc., United States District Court for the Northern District of California, Case No. 3:03-CV-00337-MJJ;

(d) Microtune, Inc. v. Broadcom Corporation, United States District Court for the Western District of Texas, Civil Action No. A-03-CA-189-JN;

(e) In the Matter of Certain Power Amplifier Chips, Broadband Tuner Chips, Transceiver Chips and Products Containing Same, United States International Trade Commission (“ITC”), No. 337-TA-490 (the “ITC Action”);

(f) Broadcom Corporation v. Microtune (Texas), L.P., United States District Court for the Eastern District of Texas, Civil Action No. 4:03CV159;

(g) Broadcom Corporation v. Microtune, Inc., United States District Court for the Eastern District of Texas, Civil Action No. 4:04CV101;

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(h) Broadcom Corporation v. Microtune (Texas), L.P., United States Court of Appeals for the Federal Circuit, Case Nos. 04-1338.

1.2 “Affiliate” shall have the meaning ascribed to such term in the Patent License Agreement.

1.3 “Bonds” means the supersedeas and supplemental supersedeas bonds dated September 2, 2003, and March 26, 2004, respectively, given by Broadcom with Safeco Insurance Company of America as surety in Microtune (Texas) LP v. Broadcom Corporation, United States District Court for the Eastern District of Texas, Civil Action No. 4:01CV23.

1.4 “Broadcom Current Business Practices” means activities of the type and nature conducted by Broadcom and its Subsidiaries prior to and as of the Effective Date, including the manner in which Broadcom and its Subsidiaries package, price, promote, market, sell and distribute their respective products.

1.5 “Broadcom Released Patents” means all “Broadcom Patents” as defined under the Patent License Agreement for which Broadcom or any of its Subsidiaries has, as of the Effective Date, ownership or other right to grant releases to Microtune of or within the scope granted herein without requiring payment of royalties or other consideration by Broadcom or any of its Subsidiaries to a Third Party (except payments to a Third Party for inventions made by such Third Party while employed by Broadcom or any of its Subsidiaries). The term “Broadcom Released Patents” includes all Patents asserted against Microtune or any Microtune Subsidiary in the Actions.

1.6 “Broadcom Released Product(s)” means any and all products of Broadcom and its Subsidiaries manufactured, sold or imported by Broadcom or any of its Subsidiaries prior to the Effective Date.

1.7 “Effective Date” means the date on which all the conditions set forth in Article VI of this Settlement Agreement have been satisfied.

1.8 “Injunction” shall mean that permanent injunction dated August 25, 2003, in Microtune (Texas) LP v. Broadcom Corporation, United States District Court for the Eastern District of Texas, Civil Action No. 4:01CV23.

1.9 “Microtune Released Patents” means all “Microtune Patents” as defined under the Patent License Agreement for which Microtune or any of its Subsidiaries (including Microtune-LP) has, as of the Effective Date, ownership or other right to grant releases to Broadcom of or within the scope granted herein without requiring payment of royalties or other consideration by Microtune or any of its Subsidiaries to a Third Party (except payments to a Third Party for inventions made by such Third Party while employed by Microtune or any of its Subsidiaries). The term “Microtune Released Patents” includes all Patents asserted against Broadcom or any Broadcom Subsidiary in the Actions.

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1.10 “Microtune Released Product(s)” means any and all products of Microtune or its Subsidiaries manufactured, sold or imported by Microtune or any of its Subsidiaries prior to the Effective Date.

1.11 “Patents” shall have the meaning ascribed to such term in the Patent License Agreement.

1.12 “Person” shall mean an individual, trust, corporation, partnership, joint venture, limited liability company, association, unincorporated organization or other legal or governmental entity.

1.13 “Subsidiary” shall have the meaning ascribed to such term in the Patent License Agreement.

1.14 “Third Party” means a Person other than a party to this Settlement Agreement or a Subsidiary of a party to this Settlement Agreement.

ARTICLE II – DISMISSALS AND RELEASES

2.1 Dismissals. In consideration of the mutual promises set forth herein and in the manner more particularly described in ARTICLE VI :

(a) Each of Broadcom, Microtune and Microtune-LP shall cause their respective counsel to execute and file stipulations or joint motions, as appropriate, and proposed orders in the form set forth in Exhibit A-1 (Form of Dismissals) dismissing with prejudice all of their respective claims, affirmative defenses, counterclaims, and appeals in the Actions and cooperate in proceeding with any and all other or additional procedures needed to dismiss with prejudice the Actions and to vacate any and all determinations entered in the ITC Action;

(b) Microtune-LP shall execute and deliver to Broadcom bond releases for the Bonds, in the form set forth in Exhibit A-2 (Form of Bond Release);

(c) Broadcom and Microtune-LP shall cause their respective counsel to execute and file a joint motion with the United States District Court for the Eastern District of Texas to vacate the Injunction in the form set forth in Exhibit A-3 (Form of Motion to Vacate Injunction) and shall cause to be executed and filed any additional filings, motions or petitions necessary to vacate the Injunction; and

(d) Each of Broadcom, Microtune and Microtune-LP shall cause their respective counsel to execute and file a joint motion for partial vacatur of the judgment in Civil Action No. 4:01cv23 in the form set forth in Exhibit A-4. In the event the district court declines to vacate any or all portions of the money damages award, each of Broadcom, Microtune and Microtune-LP shall cause their respective counsel to execute and file a Satisfaction of Judgment in the form set forth in Exhibit A-4.

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2.2 Releases and Covenants by Microtune. In consideration of the mutual promises set forth herein and in the manner more particularly described in ARTICLE VI :

(a) Release. Microtune, on behalf of itself and each of its Subsidiaries (including Microtune-LP), hereby fully and forever releases and discharges (and will cause its Subsidiaries to forever release and discharge) Broadcom, its Subsidiaries and their respective predecessors (which are part of Broadcom or a Broadcom Subsidiary as of the Effective Date), employees, officers and directors and agents acting within the scope of their engagement with Broadcom or its Subsidiaries (provided, that such employee, officer, director or agent does not assert a related claim against Microtune or any of its Subsidiaries) from and against any and all causes of action, actions, rights of action, suits, affirmative defenses, judgments, liens, indebtedness, damages, losses, claims, liabilities, obligations, attorneys’ fees, costs, expenses and demands of every kind and character (each, a “Claim”) (i) which were or could have been set forth in the pleadings at any time by Microtune or Microtune-LP in any one or more of the Actions or (ii) which otherwise accrued prior to the Effective Date or arises out of any act or alleged act done prior to the Effective Date, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, up to and as of the Effective Date, including infringement of any Patents owned by Microtune or any of its Subsidiaries as of the Effective Date, misappropriation of trade secrets, unfair business practices or anticompetitive acts.

(b) Covenant not to Sue. Commencing on the Effective Date and terminating on the earliest of (i) four (4) years following the Effective Date, (ii) the Change of Control of either party (as “Change of Control” is defined in the Patent License Agreement, but without regard to whether or not the Third Party involved in the respective transaction is an “Electronics Company” as defined in the Patent License Agreement), or (iii) the date on which Article IV of the Business Agreement is terminated under Section 3.2(b) of the Business Agreement due to material breach by either party of the provisions of Business Agreement, as more particularly described therein, then:

(i) Microtune and its Subsidiaries (including Microtune-LP) agree not to assert, and hereby release, any Claim (whether known or unknown, suspected or unsuspected, disclosed or undisclosed) that Broadcom Current Business Practices (including any such activities conducted after the Effective Date) violate or breach the antitrust laws of the United States, or any unfair competition law, unfair business practices law, antitrust law or any similar law, decree, regulation, rule or the like of any jurisdiction or governmental authority anywhere in the world; and

(ii) Microtune shall neither bring nor cause to be brought, and will cause its Subsidiaries not to bring nor cause to be brought, and hereby releases, any action, suit, or proceeding against Broadcom or any of its Subsidiaries based upon or arising out of any claim, liability or demand alleging that activities of the type and nature pled or alleged, or that could have been pled or alleged, by Microtune in any of the Actions, consisting of the manner in which Broadcom and its Subsidiaries package, price, promote, market, sell and distribute their respective products, violate or breach the antitrust laws of the United States, or any unfair competition law, unfair business practices law, antitrust law or any similar law, decree, regulation, rule or the like of any jurisdiction or governmental authority anywhere in the world.

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(c) Clarification With Respect to Microtune Statements to Government Agencies. Microtune represents that, to its knowledge, neither it nor any of its Subsidiaries has made any statement or allegation to any governmental agency, authority, or other governmental entity prior to or on the Effective Date that any act or alleged act of Broadcom or any Broadcom Subsidiary done prior to or on the Effective Date of this Settlement Agreement violated or breached any existing or proposed competition, unfair practice, antitrust law or any similar law, decree, regulation, rule or the like of any jurisdiction or governmental authority anywhere in the world, other than statements made in connection with one or more of the Actions. If Microtune discovers that Microtune or any Microtune Subsidiary has made any such statement, then Microtune or any Microtune Subsidiary, as applicable, agrees to take all reasonable and lawful actions within fifteen (15) days after the discovery thereof (i) to inform any such agency, authority, or entity that Broadcom and Microtune have resolved their disputes with respect to any such acts or alleged acts, and (ii) to inform any such agency, authority, or entity that the settlement resolves Microtune’s and its Subsidiaries’ complaints regarding Broadcom’s and its Subsidiaries’ prior conduct and that further proceedings are not necessary. The filing of the dismissals under Section 2.1 shall be sufficient to satisfy such obligation with respect to any such statements made to the courts in the Actions. To the extent permitted by law, Microtune and its Subsidiaries will, during the one (1) year period after the Effective Date, advise Broadcom promptly if Microtune or its Subsidiary receives any written request or demand from any governmental agency, authority or entity which names Broadcom or a Broadcom Subsidiary or would require the disclosure of any information regarding Broadcom or a Broadcom Subsidiary in any response. Microtune and its Subsidiaries will not provide any further input on such claims or any similar claims, except to the extent compelled by governmental authority.

2.3 Releases and Covenants by Broadcom.

(a) Releases. Broadcom, on behalf of itself and each of its Subsidiaries (including Broadcom International), hereby fully and forever releases and discharges (and will cause its Subsidiaries to forever release and discharge) Microtune, its Subsidiaries and their respective predecessors (which are part of Microtune or a Microtune Subsidiary as of the Effective Date), employees, officers and directors and agents acting within the scope of their engagement with Microtune or its Subsidiaries (provided, that such employee, officer, director or agent does not assert a related claim against Broadcom or any of its Subsidiaries) from and against any and all causes of action, actions, rights of action, suits, affirmative defenses, judgments, liens, indebtedness, damages, losses, claims, liabilities, obligations, attorneys’ fees, costs, expenses and demands of every kind and character (i) which were or could have been set forth in the pleadings at any time by Broadcom or Broadcom International in any one or more of the Actions or (ii) which otherwise accrued prior to the Effective Date or arises out of any act or alleged act done prior to the Effective Date, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, up to and as of the Effective Date, including infringement of any Patents owned by Broadcom or any of its Subsidiaries as of the Effective Date, misappropriation of trade secrets, unfair business practices or anticompetitive acts.

(b) Clarification With Respect to Broadcom Statements to Government Agencies. Broadcom represents that, to its knowledge, neither it nor any of its Subsidiaries has made any

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statement or allegation to any governmental agency, authority, or other governmental entity prior to or on the Effective Date that any act or alleged act of Microtune or any Microtune Subsidiary done prior to or on the Effective Date of this Settlement Agreement violated or breached any existing or proposed competition, unfair practice, antitrust law or any similar law, decree, regulation, rule or the like of any jurisdiction or governmental authority anywhere in the world, other than statements made in connection with one or more of the Actions. If Broadcom discovers that Broadcom or any Broadcom Subsidiary has made any such statement, then Broadcom or any Broadcom Subsidiary, as applicable, agrees to take all reasonable and lawful actions within fifteen (15) days after the discovery thereof (i) to inform any such agency, authority, or entity that Broadcom and Microtune have resolved their disputes with respect to any such acts or alleged acts, and (ii) to inform any such agency, authority, or entity that the settlement resolves Broadcom’s and its Subsidiaries’ complaints regarding Microtune’s and its Subsidiaries’ prior conduct and that further proceedings are not necessary. The filing of the dismissals under Section 2.1 shall be sufficient to satisfy such obligation with respect to any such statements made to the courts in the Actions. To the extent permitted by law, Broadcom and its Subsidiaries will, during the one (1) year period after the Effective Date, advise Microtune promptly if Broadcom or its Subsidiary receives any written request or demand from any governmental agency, authority or entity which names Microtune or a Microtune Subsidiary or would require the disclosure of any information regarding Microtune or a Microtune Subsidiary in any response. Broadcom and its Subsidiaries will not provide any further input on such claims or any similar claims, except to the extent compelled by governmental authority.

2.4 Broadcom Released Products. Microtune, on behalf of itself and each of its Subsidiaries (including Microtune-LP), hereby fully and forever releases and discharges (and will cause its Subsidiaries to forever release and discharge) Broadcom’s and its Subsidiaries’ direct and indirect manufacturers, suppliers, distributors, dealers, resellers, customers, and users from and against any and all claims or liabilities for infringement (direct, induced, indirect or contributory) known and unknown, suspected and unsuspected, disclosed and undisclosed, of any Microtune Released Patents by any Broadcom Released Products (but only with respect to such Broadcom Released Products and not with respect to such Broadcom Released Products in combination with any third party component) that were manufactured by or for or sold by (consistent with the limitations described in Sections 2.3(c) and (d) of the Patent License Agreement) Broadcom or any of its Subsidiaries prior to the Effective Date, solely to the extent that such Broadcom Released Product would have been licensed under the Patent License Agreement if the definition of Broadcom Released Product had been substituted for “Broadcom Licensed Product” under the Patent License Agreement and the respective Broadcom Released Product had been manufactured and sold after the Effective Date of the Patent License Agreement.

2.5 Microtune Released Products. Broadcom, on behalf of itself and each of its Subsidiaries (including Broadcom International), hereby fully and forever releases and discharges (and will cause its Subsidiaries to forever release and discharge) Microtune’s and its Subsidiaries’ direct and indirect manufacturers, suppliers, distributors, dealers, resellers, customers, and users from and against any and all claims or liabilities for infringement (direct, induced, indirect or contributory) known and unknown, suspected and unsuspected, disclosed and undisclosed, of any Broadcom Released Patents

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by any Microtune Released Products (but only with respect to such Microtune Released Products and not with respect to such Microtune Released Products in combination with any third party component) that were manufactured by or for or sold by (consistent with the limitations described in Sections 2.3(c) and (d) of the Patent License Agreement) Microtune or any of its Subsidiaries prior to the Effective Date, solely to the extent that such Microtune Released Product would have been licensed under the Patent License Agreement if the definition of Microtune Released Product had been substituted for “Microtune Licensed Product” under the Patent License Agreement and the respective Microtune Released Product had been manufactured and sold after the Effective Date of the Patent License Agreement.

2.6 No Admission. The parties agree that the settlement of the Actions is intended solely as a compromise of disputed claims, counterclaims and defenses, all as more particularly described in this Settlement Agreement. Neither the fact of a party’s entry into this Settlement Agreement nor the terms hereof nor any acts undertaken pursuant hereto shall constitute an admission or concession by any party relating to any Action regarding liability or the validity of any claim, counterclaim, or defense in the Actions.

2.7 Final Dismissal. The parties acknowledge and agree that this Settlement Agreement is enforceable according to its terms with respect to final dismissal with prejudice of all claims in the Actions.

2.8 Costs and Expenses. The parties agree that they shall bear their own costs and attorneys’ fees relating to the Actions.

2.9 Complete Settlement. The parties agree that this Settlement Agreement is a full and complete settlement of the rights and liabilities of the parties in connection with the claims released in this Settlement Agreement. This Settlement Agreement constitutes a full and complete defense to, and may be used to obtain an injunction against, any action, suit, claim, or other proceeding of any type, which may be prosecuted, initiated or attempted in violation of the terms hereof. Each of the parties and each of their Subsidiaries shall be entitled to receive its reasonable attorneys’ fees and other related legal expenses incurred in defending against any suit, action or claim brought or attempted in violation of the terms of this Settlement Agreement.

2.10 Exclusions from Scope of Release. Nothing in this Settlement Agreement, including the releases set forth herein, shall be construed to release any party or its Subsidiaries from their representations and obligations under this Settlement Agreement, the Patent License Agreement or the Business Agreement and shall not prohibit any party or its Subsidiaries from bringing an action or proceeding against the other for breach of this Settlement Agreement, the Patent License Agreement or the Business Agreement.

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ARTICLE III – REEXAMINATION

3.1 No Assistance. Broadcom and its Subsidiaries agree that it and they will not after the Effective Date:

(a) take, after the Effective Date, any further active role in the reexamination of U.S. Patent No. 5,727,035 (the “035 Patent”) currently pending in the United States Patent and Trademark Office (“USPTO”) except as required by law; or

(b) respond to any inquiries from the USPTO with respect to such reexamination of the ‘035 Patent, except as required by law; or

(c) materially assist any Third Party in challenging the validity or enforceability of the ‘035 Patent or responding to any inquiry from the USPTO with respect to any such Third Party reexamination of the ‘035 Patent, except as required by law.

Broadcom and its Subsidiaries will be relieved of its obligations under this ARTICLE III (and this Article III shall terminate) in the event of any assertion of the ‘035 Patent against Broadcom or any of its Subsidiaries with respect to any product or activity outside the scope of the license granted by Microtune to Broadcom under the Patent License Agreement for any reason. In such event, Microtune and it Subsidiaries agree (and agree to stipulate in any subsequent suit or proceeding regarding the ‘035 Patent) that Broadcom and its Subsidiaries shall have the right to challenge the validity and enforceability of the ‘035 Patent on any grounds that are not identical to those litigated in Civil Action No. 4:01cv23 (such as prior art references different than those used to challenge validity or enforceability in Civil Action No. 4:01cv23) and such right to challenge validity or enforceability on different grounds shall not be restricted or limited in any way by contract, laches, waiver, res judicata, collateral estoppel or in any other way arising out of or relating to the Actions, the dismissal and settlement thereof, this Agreement or the Patent License Agreement. Nothing in this Section 3.1 shall be construed as conveying any right by implication or otherwise to a Third Party, or constituting a waiver by or limitation on Microtune of any right to assert or reference the judgment received by Microtune in Civil Action No. 4:01cv23 against any Third Party.

ARTICLE IV – IMMUNITY AGREEMENTS

4.1 Microtune or its Subsidiaries have entered into certain agreements to collect royalties from Broadcom customers with respect to certain Broadcom products (each such agreement an “Immunity Agreement”).

4.2 Microtune or its Subsidiaries may retain royalties or other amounts paid to Microtune or its Subsidiaries prior to April 30, 2004 under its Immunity Agreements with [***]. Microtune and its Subsidiaries (including Microtune-LP) shall forego any future royalties or other payments under any Immunity Agreement and shall return any royalties or other payments paid to Microtune or its Subsidiaries under such Immunity Agreements after April 30, 2004 within five (5) days of receipt

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thereof (or five (5) days after the Effective Date for any such payments received prior to the Effective Date and after April 30, 2004).

4.3 Microtune hereby agrees to send written notices within five (5) days of the Effective Date to each Third Party with which Microtune or any Subsidiary has an Immunity Agreement that remains in effect as of the Effective Date stating that no further payments are required under the applicable Immunity Agreement. Microtune agrees that any amounts paid under such Immunity Agreements to Microtune after April 30, 2004 will be returned.

4.4 Notwithstanding anything to the contrary in this Settlement Agreement, Broadcom may disclose Microtune’s and its Subsidiaries’ obligations under this ARTICLE IV to any Person that has entered into an Immunity Agreement.

ARTICLE V – PAYMENT

In consideration of the releases and dismissals by Microtune of claims against Broadcom for past damages set forth herein, Broadcom and/or Broadcom International (as allocated among themselves in their sole discretion) shall pay to Microtune the total sum of twenty-two million five hundred thousand dollars in United States currency (US $22,500,000) in the manner described in Section 6.3(b). Broadcom and Broadcom International shall initiate a wire transfer of such monies on Monday, June 14, 2004 before noon Pacific time, and cause such monies to be delivered to the attorney for Microtune as required by Section 6.3(b) not later than 6:00 PM Pacific Time on Tuesday, June 15, 2004. Broadcom and Broadcom International shall be jointly and severally liable for such amount. Such payment set forth in this Article V shall be Broadcom’s and its Subsidiaries’ sole payment obligation to Microtune, and Microtune’s and its Subsidiaries’ sole remuneration from Broadcom, under this Settlement Agreement.

ARTICLE VI – CONDITIONS

This Article VI and Sections 7.1, 7.3(a), 7.4 (except to the extent required to enforce this Agreement), 7.5, 7.7, 7.8 (but only with respect to the enforcement of this Agreement), 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.16 and 7.17 shall be fully effective as of the Execution Date. The remaining provisions of this Agreement shall become fully effective upon the Effective Date. Each party to this Settlement Agreement agrees to perform all acts and to cause its Subsidiaries to perform such acts, and execute and deliver and cause its Subsidiaries to execute and deliver any further documents (including the Patent License Agreement and Business Agreement), that may be reasonably necessary to satisfy the conditions set forth in this Article VI and to consummate and make fully effective the dismissals and settlement set forth in this Settlement Agreement, the Patent License Agreement and Business Agreement as further described below in Sections 6.1, 6.2, 6.3 and 6.4.

6.1 Microtune and Microtune LP Conditions. The effectiveness of the releases from Broadcom described in Sections 2.3 and 2.5, the obligations of Broadcom under Article III, and the

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obligation of Broadcom to make the payment described in ARTICLE V are conditioned upon the actual delivery by Microtune of the dismissals, motions and petitions (the forms of which are attached as Exhibits A-1 through A-4) properly executed by Microtune and/or Microtune-LP’s appropriate attorney(s), as applicable, the bond release for the Bonds (the form of which is attached as Exhibit A-2) properly notarized and executed by Microtune and Microtune-LP, and a properly executed counterpart of the Patent License Agreement and the Business Agreement executed by Microtune and/or Microtune-LP, as applicable, to Alan Albright and/or Elisabeth Eisner or such other Gray Cary Ware & Freidenrich partner as Mr. Albright may designate (the “attorney for Microtune”). Microtune and Microtune-LP agree to execute and deliver to the attorney for Microtune, and to cause their appropriate attorneys to execute, all in the manner described in Section 6.2, such dismissals, bond releases for the Bonds, motions and petitions (in originals where possible or by facsimile if necessary) and to deliver executed counterparts to the attorney for Microtune (in originals where possible or by facsimile if necessary) on the Execution Date. For all facsimile copies, Microtune and Microtune-LP will cause original executed copies to be delivered to the attorney for Microtune by overnight courier for delivery no later than Tuesday, June 15, 2004 before noon Pacific Time. All originals will be executed in duplicate.

6.2 Microtune and Microtune LP Instructions. Microtune and Microtune LP each hereby irrevocably instructs the attorney for Microtune:

(a) to hold the dismissals, bond releases, motions, petitions and executed counterparts of the Patent License Agreement and the Business Agreement from Microtune and Microtune-LP in trust, and to release such executed counterparts and such dismissals, bond releases, motions and petitions to Broadcom for filing (except as described in subparagraph (d) below) only after:

(i) such counsel has received written notice from counsel for Broadcom that the Broadcom conditions described in Section 6.3 have been satisfied,

(ii) such counsel has received the payment described in ARTICLE V ; and

(b) to provide Ron E. Shulman and/or Michael Murphy or such other Wilson Sonsini Goodrich & Rosati partner as Mr. Shulman may designate (the “attorney for Broadcom”), with: (i) written notice (which may be by email, at the email address set forth in Section 7.7) that Microtune and Microtune LP have made all the deliveries described in Section 6.1 (either in original or facsimile form), promptly upon receipt of same, and (ii) written notice (which may be by email, at the email address set forth in Section 7.7) that Microtune and Microtune LP have made all the deliveries described in Section 6.1 (in original form), promptly upon receipt of same; and

(c) to hold amounts paid by Broadcom pursuant to ARTICLE V in trust, and to release such amount to Microtune only after such counsel has delivered written notice (which may be by email, at the email address set forth in Section 7.7) to counsel for Broadcom pursuant to Section 6.2(b)(ii), received written notice (which may be by email, at the email address set forth in Section 7.7) from counsel for Broadcom pursuant to Section 6.4(b)(ii) and released the signed

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original dismissals, bond releases, motions, petitions and executed counterparts to Broadcom as described in Section 6.2(a) above.

(d) Notwithstanding the instructions to file described in subparagraph (a) above, the satisfaction of judgment (in the form attached as Exhibit A-4) shall be held and filed only as described in Section 2.1(d) and only if the other conditions described above have been satisfied.

6.3 Broadcom Conditions. The effectiveness of the releases from Microtune described in Section 2.2 and 2.4 are conditioned upon satisfaction of all of the following:

(a) the actual delivery by Broadcom of the dismissals, motions and petitions (the forms of which are attached as Exhibits A-1 through A-4) properly executed by Broadcom and/or Broadcom’s appropriate attorney(s), as applicable, and a properly executed counterpart of the Patent License Agreement and the Business Agreement executed by Broadcom and Broadcom International, as applicable, to the attorney for Broadcom. Broadcom and Broadcom International agree to execute and deliver to the attorney for Broadcom, and to cause their appropriate attorneys to execute, all in the manner described in Section 6.4, such dismissals, motions and petitions (in originals where possible or by facsimile if necessary) within one (1) day after the Effective Date (in originals where possible or by facsimile if necessary) and to deliver executed counterparts to the attorney for Broadcom (in originals where possible or by facsimile if necessary) on the Execution Date. For all facsimile copies, Broadcom and Broadcom International will cause original executed copies to be delivered to the attorney for Broadcom by overnight courier for delivery no later than Tuesday, June 15, 2004 before noon Pacific Time. All originals will be executed in duplicate;

(b) the actual delivery by Broadcom of the payment amount described in ARTICLE V to the attorney for Microtune by wire transfer, after Broadcom has received written notice (which may be by email, at the email address set forth in Section 7.7) from the attorney for Microtune under Section 6.2(b)(i) that Microtune and Microtune LP have made all the deliveries described in Section 6.1, as follows:

Wire Transfer in U.S. funds to:

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6.4 Broadcom and Broadcom International Instructions. Broadcom and Broadcom International each hereby irrevocably instructs the attorney for Broadcom:

(a) to hold dismissals, motions, petitions and executed counterparts of the Patent License Agreement and the Business Agreement from Broadcom in trust, and to release such executed counterparts and such dismissals, motions and petitions to Microtune for filing (except as described in this subparagraph (a)) only after the attorney for Broadcom has received written notice (which may be by email, at the email address set forth in Section 7.7) from the attorney for Microtune under Section 6.2(b)(ii) that the Microtune conditions described in Section 6.1 have been satisfied. Notwithstanding the instructions to file described in this subparagraph (a), the satisfaction of judgment (in the form attached as Exhibit A-4) shall be held and filed only as described in Section 2.1(d) and only if the other conditions described above have been satisfied.

(b) to provide the attorney for Microtune with: (i) written notice (which may be by email, at the email address set forth in Section 7.7) that Broadcom has made all the deliveries described in Section 6.3(a) (either in original or facsimile form), promptly upon receipt of same; and (ii) written notice (which may be by email, at the email address set forth in Section 7.7) that Broadcom and Broadcom International have made all the deliveries described in Section 6.3(a) (in original form), promptly upon receipt of same.

ARTICLE VII – MISCELLANEOUS PROVISIONS

7.1 Remedies for Breach. In the event of a breach of this Settlement Agreement, the non-defaulting party shall have all rights and remedies available to it at law or equity.

7.2 Escalation Procedure.

(a) Notwithstanding the provisions of Section 7.1 of this Agreement, for a period of three (3) years after the Effective Date, the parties desire and agree that neither party nor any of its Subsidiaries shall file any suit, action or proceeding in any court or administrative enforcement agency (including the International Trade Commission) (each, a “Suit”) against the other party or any of its Subsidiaries until the provisions of this Section 7.2 shall have first been exhausted.

(i) Except as described in the next sentence, before either party or any of its Subsidiaries may bring any Suit for breach of this Agreement or the Business Agreement or bring any other Suit (except as otherwise expressly set forth in Section 7.2(b) of this Settlement Agreement or Section 4.3(b) of the Patent License Agreement) against the other party or any of its Subsidiaries, whether for breach of contract, tort or otherwise and whether under this Agreement or the Business Agreement or otherwise, such party (referred to for convenience as the “notifying party”) shall notify the other party (referred to for convenience as the “receiving party”) in writing of

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the nature of the dispute or grievance which is the subject matter of the escalation, specifying such dispute in reasonable detail. The provisions of this Section 7.2 do not apply to a breach of Broadcom’s obligations to pay royalties under the Patent License Agreement, which is governed by the provisions of Section 4.3 of the Patent License Agreement; and the provisions of this Section 7.2 do not apply to a Suit for patent infringement or trade secret misappropriation brought be either party against the other party or any of its Subsidiaries, which is governed by the provisions of Section 7.2(b) below.

(ii) A senior executive (of at least the Vice President level) of each party with authority to resolve the dispute will meet (in person, unless otherwise agreed) within ten (10) days of the delivery of such written notice requesting dispute resolution, with the task of endeavoring to resolve the dispute.

(iii) In the event (i) the officers specified in (ii) above are unable to reach resolution of the dispute at such meeting (no later than ten (10) days of the delivery of such written notice), then the chief executive officer of each party will meet (telephonically, unless otherwise agreed) within twenty (20) days of the delivery of the initial written notice requesting dispute resolution, with the task of endeavoring to resolve the dispute.

(iv) The failure of the executive officers described above to reach an agreeable resolution of the dispute through good faith discussions in such meeting will satisfy the parties’ obligation to escalate disputes under this Section 7.2 and, in such event, the notifying party may file Suit without further restriction by this Section 7.2.

(b) For a period of three (3) years after the Effective Date, neither party will bring a Suit against the other alleging patent infringement (including before the International Trade Commission) or trade secret misappropriation unless and until the filing of such Suit shall have been approved by the chief executive officer of the party bringing the complaint. It is understood, however, that neither party shall be required to provide notice or escalate patent infringement or trade secret misappropriation as described in Section 7.2(a) prior to bringing Suit (including before the International Trade Commission).

(c) Notwithstanding Sections 7.2(a) and 7.2(b), each party and each of its Subsidiaries shall have the right to apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as reasonably necessary, without breach of, or restriction or limitation by, this Section 7.2.

(d) This Section 7.2 shall not be construed as restricting or limiting either party’s ability to immediately assert a license or other defense in any litigation or other proceeding against such party, such party’s Subsidiaries, or its or their products or the resellers, distributors or customers of such products, regardless of jurisdiction or venue.

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(e) This Section 7.2 shall terminate in its entirety three (3) years after the Effective Date.

7.3 Representations and Warranties.

(a) Each of the parties hereto represents and warrants that it has the power and authority to enter into this Settlement Agreement, to perform all of its duties and obligations under this Settlement Agreement and to grant all releases granted by such party under this Settlement Agreement.

(b) Microtune and Microtune-LP each represent and warrant to Broadcom that (i) Microtune or Microtune-LP owns the Patent asserted against Broadcom in the Actions and has the right to grant releases with respect to such Patent of the full scope set forth herein; (ii) Microtune or its Subsidiaries has the right to grant releases of the full scope set forth herein with respect to all Microtune Released Patents owned by Microtune or any of its Subsidiaries (including Microtune-LP) as of the Effective Date; (iii) no payment to any Third Party (except payments to a Third Party for inventions made by such Third Party while employed by Microtune or any of its Subsidiaries) is required for the releases granted with respect to Microtune Released Patents owned by Microtune or any of its Subsidiaries (including Microtune-LP) as of the Effective Date; (iv) neither Microtune nor any of its Subsidiaries (including Microtune-LP) has any Affiliate (other than Microtune or its Subsidiaries under this Settlement Agreement) who owns any Patents as of the Effective Date; (v) neither Microtune nor any of its Subsidiaries (including Microtune-LP) has entered into any agreement or arrangement on or prior to the Effective Date under which it assigns ownership of any Patents into a holding company or other Person for enforcement and licensing of such Patents (other than Microtune or its Subsidiaries under this Settlement Agreement); and (vi) neither it nor its Subsidiaries has assigned ownership of any Patents to a Third Party in the one (1) year period prior to the Effective Date or assigned any rights to any causes of action, damages or other remedies, or claims, counterclaims or defenses, relating to the Actions.

(c) Broadcom and Broadcom International each represent and warrant to Microtune and Microtune-LP that (i) Broadcom owns the Patents asserted against Microtune in the Actions and has the right to grant releases with respect to such Patents of the full scope set forth herein; (ii) Broadcom or its Subsidiaries has the right to grant releases of the full scope set forth herein with respect to all Broadcom Released Patents owned by Broadcom or any of its Subsidiaries as of the Effective Date; (iii) no payment to any Third Party (except payments to a Third Party for inventions made by such Third Party while employed by Broadcom or any of its Subsidiaries) is required for the releases granted with respect to Broadcom Released Patents owned by Broadcom or any of its Subsidiaries as of the Effective Date; (iv) neither Broadcom nor any of its Subsidiaries has any Affiliate (other than Broadcom or its Subsidiaries under this Settlement Agreement) who owns any Patents as of the Effective Date; (v) neither Broadcom nor any of its Subsidiaries has entered into any agreement or arrangement on or prior to the Effective Date under which it assigns ownership of any Patents into a holding company or other Person for enforcement and licensing of such Patents (other than Broadcom or its Subsidiaries under this Settlement Agreement); and (vi) neither it nor its

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Subsidiaries has assigned ownership of any Patents to a Third Party in the one (1) year period prior to the Effective Date or assigned any rights to any causes of action, damages or other remedies, or claims, counterclaims or defenses, relating to the Actions.

(d) Nothing contained in this Settlement Agreement shall be construed as:

(i) a warranty or representation by any party as to the validity or scope of any of its Patents;

(ii) a warranty or representation by any party that any manufacture, sale, use or other disposition of products by any other party has been or will be free from infringement of any Patents;

(iii) an agreement by any party to bring or prosecute actions or suits against any Third Party for infringement, or conferring any right to any other party to bring or prosecute actions or suits against any Third Party for infringement;

(iv) conferring upon any party or its Subsidiaries any right to include in advertising, packaging or other commercial activities related to any product, any reference to another party (or any of its Subsidiaries), its trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such product is in any way certified by any other party or its Subsidiaries;

(v) conferring by implication, estoppel or otherwise, upon any party, any right or license under any Patent or other intellectual property right; or

(vi) an obligation to furnish any technical information, copyrights, mask works or know-how, or any tangible embodiments thereof.

7.4 Confidentiality of Terms. No party shall disclose the terms of this Settlement Agreement, or information relating to this Settlement Agreement, without the prior written consent of the other party except:

(a) to Subsidiaries of the parties in confidence;

(b) with the prior written consent of the other party, at such other party’s sole discretion;

(c) to any governmental body having jurisdiction and specifically requiring such disclosure (in confidence to the extent allowed);

(d) in response to a valid subpoena or as otherwise may be required by law (in confidence to the extent allowed);

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(e) as otherwise may be required by law or legal process (including legal requirements and regulations of the U.S. Securities and Exchange Commission and rules of NASDAQ), as determined by such party based on advice and counsel from such party’s outside securities counsel that such disclosure is advisable under such law or legal process;

(f) as set forth in the mutually agreed press release set forth in Exhibit D(Press Release), provided that no further press releases or publicity regarding this Settlement Agreement shall be made by any party, except as otherwise required by law or legal process or as otherwise authorized by this Settlement Agreement or other agreement between the parties;

(g) to state (i) that a party and its Subsidiaries have settled with the other party, and (ii) any information that is included within the press release described above, or in requirements and (iii) any information that is included within filings made pursuant to the regulations of the U.S. Securities and Exchange Commission and rules of NASDAQ, as permitted under Section 7.4(e), but only to shareholders, analysts and other interested parties,

(h) any other information disclosed by a party or its “Licensed Subsidiaries” (as defined under the Patent License Agreement) for bona fide business reasons regarding the release such party has received for its Released Products (other than the financial terms), which information is included within the scope of a nondisclosure agreement executed by the recipient of such information,

(i) to a party’s or its Subsidiaries’ accountants, legal counsel and other financial and legal advisors in their capacity of advising a party in such matters, subject to obligations of confidentiality and/or other legal duties preventing disclosure consistent with this Section 7.4;

(j) if a party is required to do so by a subpoena (or other legal process) or court order seeking disclosure of the terms set forth in this Settlement Agreement, such party or Subsidiary shall, before responding thereto, provide the other parties with prior written notice of such subpoena, legal process, order or legal requirement in sufficient time (if reasonably feasible) to permit the other parties the opportunity to object (or, if the timing of such litigation makes advance notice impracticable, such notice is provided within ten (10) days after such disclosure), to seek a court-entered protective order or comparable court-ordered restriction, and shall reasonably cooperate with the other party in its efforts to obtain such protective order and provided further that, the disclosing party shall seek to have the disclosure of such terms and conditions restricted, as authorized or permitted by the court, in the same manner as is the confidential information of other litigating Persons; and

(k) to a Third Party in connection with a potential merger or acquisition by, of or with the party, or any other potential change of control of a party, provided that such disclosure shall (i) be on a strictly limited, need-to-know basis, (ii) when the party believes that such transaction is reasonably likely to take place, and (iii) on terms applicable to other highly confidential information disclosed by such party in connection with such transaction provided such terms prohibit disclosure,

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prohibit use for any purpose other than as required for due diligence in connection with the potential transaction and provide for reasonable care;

provided, however, that prior to any such disclosure pursuant to paragraphs (c) and/or (d) hereof, the party seeking disclosure shall provide reasonable advance written notice to the other parties, and cooperate with the other parties and take all reasonable actions in an effort to minimize the nature and extent of such disclosure. In addition, attached hereto as Exhibit E is Microtune’s initial disclosure with the U.S. Securities and Exchange Commission of the transaction contemplated under this Settlement Agreement, and Broadcom agrees that such initial disclosure (or any similar initial disclosure determined by Microtune to be advisable based on advice and counsel from Microtune’s outside securities counsel) is a permitted disclosure under this Agreement.

Notwithstanding any provision to the contrary herein, any party and any of its Subsidiaries is permitted to file this Settlement Agreement under seal with and disclose under seal this Settlement Agreement, in whole or in part, and information relating to this Settlement Agreement to a court, tribunal or government agency of competent jurisdiction in an action or proceeding brought by or against a party or a Subsidiary of a party when reasonably necessary for such action or proceeding, subject to written notice to the other party and an opportunity to obtain a protective order or other restriction as described in Section 7.4(j).

7.5 Representation. Each party hereby declares and represents that it is executing this Settlement Agreement after consultation with its own independent legal counsel.

7.6 Further Acts. Each party to this Settlement Agreement agrees to perform any further acts and to cause its Subsidiaries to perform such further acts, and execute and deliver and to cause its Subsidiaries to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Settlement Agreement.

7.7 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be by personal delivery, or if dispatched by confirmed facsimile, prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

If to Microtune:	Microtune, Inc. 2201 10th Street Plano, Texas 75074 Attn: General Counsel Telephone: 972.673.1600 Fax: 972.673.1602

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With copy to:	Alan Albright, Esq. Gray Cary Ware & Freidenrich LLP 1221 S. MoPac Expressway Suite 400 Austin, TX 78746 Telephone: 512.457.7121 Fax: 512.457.7001

Elisabeth Eisner, Esq. Gray Cary Ware & Freidenrich LLP 4365 Executive Drive, Suite 1100 San Diego, CA 92121-2133 Telephone: 858.677.1484 Fax: 858.677.1477 email: eeisner@graycary.com

If to Broadcom:	Vice President of Business Affairs and General Counsel Broadcom Corporation 16215 Alton Parkway Irvine, California 92618 Telephone: 949-450-8700 Fax: (949) 450-0504

With copy to:	Ron E. Shulman, Esq. Wilson Sonsini Goodrich and Rosati 650 Page Mill Road Palo Alto, California 94304-1050 Telephone: 650-496-4083 Fax: 650 493-6811

Michael Murphy, Esq. Wilson Sonsini Goodrich and Rosati 650 Page Mill Road Palo Alto, California 94304-1050 Telephone: 650-320-4826 Fax: 650 493-6811 email: mmurphy@wsgr.com

Notices shall be deemed given upon personal delivery, five (5) days after deposit in the mail, confirmation of facsimile or upon acknowledgment of receipt, or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Any party may give written notice of a change of address and, after notice of such change has been

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received, any notice or request shall thereafter be given to such party as above provided at such changed address.

7.8 Governing Law. This Settlement Agreement and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the United States of America and the State of New York, without reference to conflict of laws principles.

7.9 Jurisdiction; Waiver. Microtune and Broadcom agree (i) that all disputes and litigation regarding this Settlement Agreement and matters connected with its performance be subject to the exclusive jurisdiction of the federal courts located in Houston, Texas, and (ii) to submit any disputes, matters of interpretation, or enforcement actions arising with respect to the subject matter of this Settlement Agreement exclusively to these courts. The parties hereby waive any challenge to the jurisdiction or venue of these courts over these matters. This Section 7.9 shall not be construed as restricting or limiting either party’s ability to immediately assert a license or other defense in any litigation or other proceeding against such party, such party’s Subsidiaries, or its or their products or the resellers, distributors or customers of such products, regardless of jurisdiction or venue.

7.10 Severability. If any provision of this Settlement Agreement is held to be illegal or unenforceable, such provision shall be limited or eliminated to the minimum extent necessary so that the remainder of this Settlement Agreement will continue in full force and effect and be enforceable. The parties agree to negotiate in good faith an enforceable substitute provision for any invalid or unenforceable provision that most nearly achieves the intent and effect of such provision.

7.11 Entire Agreement. This Settlement Agreement is being executed and delivered contemporaneously with the Patent License Agreement and the Business Agreement, which together embody the entire understanding of the parties with respect to the subject matter hereof and thereof, and merges all prior discussions and agreements (written or oral) between them, and none of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof and thereof other than as expressly provided herein and therein. No oral explanation or oral information by any party hereto shall alter the meaning or interpretation of this Settlement Agreement. This Settlement Agreement, the Patent License Agreement and the Business Agreement are independent agreements that shall be governed and construed according to their own terms and a breach or default under any one such agreement shall not be considered a breach or default under any of the other agreements.

7.12 Modification; Waiver. No modification or amendment to this Settlement Agreement will be effective unless it is in writing and executed by authorized representatives of the parties, nor will any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

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7.13 Construction. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Settlement Agreement. As used in this Settlement Agreement, the words “include” and “including,” “for example”, “such as” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.” The headings in this Settlement Agreement will not be referred to in connection with the construction or interpretation of this Settlement Agreement.

7.14 Counterparts. This Settlement Agreement may be executed in identical counterparts or duplicate originals, both of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Settlement Agreement. This Settlement Agreement may be executed by facsimile signatures and such signatures shall be deemed to bind each party as if they were original signatures.

7.15 Attorneys’ Fees. Each Party shall be responsible for and shall pay its own attorneys fees and costs incurred in connection with the Actions and their settlement, leading up to the execution of the Settlement Agreement, the License Agreement, the Business Agreement and the dismissals.

7.16 Section Headings. Section headings are inserted for convenience only, and shall not be used in any way to construe the terms of this Settlement Agreement.

7.17 Successors. This Settlement Agreement shall inure to the benefit of and shall bind the successors in interest, representatives, beneficiaries and attorney(ies) of the parties, and each of them. Each Third Party identified in ARTICLE II (Dismissals and Releases) is an intended third party beneficiary of this Settlement Agreement with the right to enforce its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Settlement Agreement to be signed below by their respective duly authorized officers.

Microtune, Inc.		Broadcom Corporation

By:	/s/ James A. Fontaine	By:	/s/ Daniel A. Marotta

Name:	James A. Fontaine	Name:	Daniel A. Marotta

Title:	CEO and President	Title:	Group Vice President

Microtune (Texas), L.P.		Broadcom International Limited

By:	/s/ James A. Fontaine	By:	/s/ Daniel A. Marotta

Name:	James A. Fontaine	Name:	Daniel A. Marotta

Title:	CEO and President	Title:	Group Vice President

(Settlement Agreement)

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